UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 30, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and are therefore omitted.

ITEM 1.01                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 30, 2011, Heron Lake BioEnergy, LLC (the “Company”) entered into certain marketing, corn supply and corn storage agreements with Gavilon, LLC (“Gavilon”), to market the Company’s ethanol and distillers grains products and to supply the Company’s ethanol production facility with corn.   Under the terms of the agreements, Gavilon will be the exclusive corn supplier and ethanol and distillers grains marketer for the Company’s production facility, effective as of September 1, 2011.  The initial term of the agreements is for a period of two (2) years.  The Company believes that working with Gavilon to manage the Company’s marketing and procurement needs will provide a comprehensive solution to help the Company achieve its risk management objectives in a competitive market and will enable the Company to reduce its working capital requirements and more effectively manage its processing margins in both spot and forward markets.

The marketing, corn supply and corn storage agreements entered into between the Company and Gavilon are further described as follows:

1.                                      A Corn Supply Agreement under which Gavilon will supply and sell the Company 100% of the Company’s corn requirements at its ethanol production facility.  Under the terms of the Corn Supply Agreement, both Gavilon and the Company will coordinate corn purchases for the ethanol plant, both delivery to the production facility as well as delivery to the Company’s elevator facilities in Lakefield, Minnesota and Wilder, Minnesota.  Under the Corn Supply Agreement, the Company will be invoiced for corn at the time corn is processed at the production facility (i.e., corn enters the hammer mills/grinders on the front-end of ethanol production process).  All payments for corn are made pursuant to the terms of the Master Agreement described below.  The Company will also pay Gavilon a supply fee consisting of a per bushel fee based on corn processed at the facility and a cost of funds component determined on the amount of corn financed by Gavilon for supply to the Company’s ethanol production facility based on the length of time between when Gavilon pays for the corn stored in or en route to or from the Company’s elevator facilities or production facility, and when the Company is invoiced for that corn at the time it is processed at the Company’s production facility.  The supply fee was negotiated based on prevailing market-rate conditions for comparable corn supply services.  Under the terms of the Corn Supply Agreement, both Gavilon and the Company have the ability to originate the corn requirements for the production facility.  On the effective date of the Corn Supply Agreement, Gavilon will purchase all corn inventory currently owned by the Company and located at its production facility or elevator facilities, at current market prices, to facilitate the transition to Gavilon supplying 100% of the Company’s corn requirements at the production facility and the termination and payoff of the Company’s seasonal revolving line of credit with AgStar Financial Services, PCA (“AgStar”).  The Company’s corn inventory currently serves as collateral for the Company’s seasonal revolving line of credit with AgStar, and such line of credit will be terminated based upon the new commercial relationship between the Company and Gavilon.

The Corn Supply Agreement contains customary terms and conditions for commercial agreements for the origination and sale and purchase of corn, and includes termination provisions that allow either party to terminate the Corn Supply Agreement for uncured defaults in any material term, covenant or condition of the Corn Supply Agreement within thirty (30) days after receiving  notice of such default.  In addition, a payment default by either party with such party’s primary lender or any other material creditor will allow the other party to terminate the Corn Supply Agreement if such payment default is not cured within ten (10) days (or such lender or creditor does not forbear such payment default within ten (10) days).  Also, an event of default under any of the other three agreements between the Company and Gavilon constitutes an event of default under the Corn Supply Agreement.

2.                                      An Ethanol and Distiller’s Grains Marketing Agreement (“Marketing Agreement”) under which Gavilon will purchase, market and resell 100% of the ethanol and distillers grains products produced at the Company’s ethanol production facility.  Payment for ethanol and distillers grains products from Gavilon to the Company will be made in accordance with the Master Agreement described below.  Under the Marketing Agreement, the parties will coordinate delivery, scheduling, transportation and logistics of all products, and pricing on products sold will be based on market-price bids from Gavilon’s customers and is subject to an offer and confirmation process between the commercial teams at the Company and Gavilon.  Under the Marketing Agreement, the Company will pay Gavilon a marketing fee based on a percentage of the applicable sale price of the ethanol and distillers grains products.  The marketing fees were negotiated based on prevailing market-rate conditions for comparable ethanol and distillers grains marketing services.  On the effective date of the Marketing Agreement, Gavilon will purchase all ethanol and distillers grains inventory currently owned by the Company and located at the Company’s production facilities (other than inventory subject to existing sales contracts), at current market prices, to facilitate the transition to Gavilon purchasing and marketing 100% of the Company’s ethanol and distillers grains output and the termination and payoff of the Company’s seasonal revolving line of credit with AgStar.  The Company’s ethanol and distillers grains inventory currently serves as collateral for the Company’s seasonal revolving line of credit with AgStar, and such line of credit will be terminated based upon the new commercial relationship between the Company and Gavilon.

The Marketing Agreement contains customary terms and conditions for commercial agreements for the purchase, marketing and resale of ethanol and distillers grains, and includes termination provisions that allow either party to terminate the Marketing Agreement for uncured defaults in any material term, covenant or condition.  In addition, a payment default by either party with such party’s primary lender or any other material creditor will allow the other party to terminate the Marketing Agreement if such payment default is not cured within ten (10) days (or such lender or creditor does not forbear such payment default within ten (10) days).  Also, an event of default under any of the other three agreements between the Company and Gavilon constitutes an event of default under the Marketing Agreement.

3.                                      A Master Netting, Setoff, Credit and Security Agreement (“Master Agreement”), under which payments by the Company to Gavilon for corn under the Corn Supply Agreement will be netted against payments by Gavilon to the Company for ethanol and distillers grains products produced and sold to Gavilon under the Marketing Agreement.  Under the terms of the

Master Agreement, the Company is giving Gavilon a first priority security interest in, and a right of set off against, the Company’s non-fixed assets including any rights it has to corn under the Corn Supply Agreement, ethanol and distillers grains under the Marketing Agreement, the work-in-process at the Company’s ethanol production facility, and the other transactions under the Gavilon agreements.  The Master Agreement is integral to the transition to the Gavilon agreements, and the termination and payoff of the Company’s seasonal revolving line of credit with AgStar.

Under the terms of the Master Agreement, netting statements will be prepared weekly showing all payment obligations of the parties under the Corn Supply Agreement and the Marketing Agreement for the prior week, and payments will be made within five (5) business days following receipt of the netting statement.  The Master Agreement also provides for a daily calculation of exposure that either Gavilon or the Company have to the other party under the Corn Supply Agreement and the Marketing Agreement if the then-existing transactions under such agreements were closed-out into a single liquidated settlement payment.  To the extent such exposure exceeds agreed-upon threshold credit limits that were negotiated between the parties, the party who has exceeded its credit limit (i.e., owes a net settlement payment to the other party in excess of its credit limit) must provide the other party with cash and/or letters of credit (“margin”) equal to the amount of such excess.  Failure to provide such margin would constitute an event of default under the terms of the Master Agreement, and would give the other party the right to close-out transactions under the Corn Supply Agreement and Marketing Agreement and exercise rights of set-off and other secured party remedies.  The term of the Master Agreement will continue in force until termination of the Marketing Agreement and Corn Supply Agreement and all amounts owing under the Gavilon agreements shall have been fully paid.  The Master Agreement also allows Gavilon to appoint one (1) observer to the Company’s Board of Governors meetings and the meetings of the Company’s risk management committee.  The observer is allowed to participate in such meetings and discussions, but does not have any voting rights on the Board of Governors or the risk management committee.

4.                                      A Corn Storage Agreement, under which the Company’s elevator facilities at the ethanol plant and in Lakefield, Minnesota and Wilder, Minnesota will be used exclusively for the storing and handling of corn purchased by Gavilon for purposes of meeting 100% of the Company’s corn requirements at the ethanol production facility and Gavilon’s supply obligation pursuant to the terms of the Corn Supply agreement.  Under the Corn Storage Agreement, there is no additional charge to Gavilon for use of the Company’s elevator facilities because the supply fee under the Corn Supply Agreement was negotiated in consideration of using the elevator facilities without such additional charges to Gavilon.

The Corn Supply Agreement contains customary terms and conditions for the operation and storage of elevator facilities.  The term of the Corn Storage Agreement will continue in force until termination of the Marketing Agreement and Corn Supply Agreement and all amounts owing under the Gavilon agreements shall have been fully paid.

The foregoing summaries of the Corn Supply Agreement, the Marketing Agreement, the Master Agreement, and the Corn Storage Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the Corn Supply Agreement, the

Marketing Agreement, the Master Agreement, and the Corn Storage Agreement, which will be attached as exhibits to the Company’s next annual report on Form 10-K for the period ending October 31, 2011, subject to the confidentiality provisions contained in the agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

		By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:	August 30, 2011